EXHIBIT 99.1


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BMCA                                                   NEWS
Building Materials                 1361 Alps Road, Wayne, NJ 07470  973 628-3000
Corp. of America
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        BUILDING MATERIALS CORPORATION OF AMERICA ANNOUNCES EXTENSION OF
       EXPIRATION DATE OF ITS CASH TENDER OFFER AND CONSENT SOLICITATION

NEW YORK - February 12, 2007- Building Materials Corporation of America ("BMCA") and Building Materials Manufacturing Corporation ("BMMC," and together with BMCA, the "Purchasers") announced today that, in connection with BMCA and BMMC's previously announced tender offer (the "2007 Offer") to purchase for cash all of their outstanding 8% Senior Notes due 2007 (the "2007 Notes") and BMCA's previously announced tender offer (the "2008 Offer" and, together with the 2007 Offer, the "Offers") to purchase for cash all of its outstanding 8% Senior Notes due 2008 (the "2008 Notes," and together with the 2007 Notes, the "Notes") as well as the related consent solicitations to amend each of the indentures governing the 2007 Notes and the 2008 Notes, they are extending the expiration date of the Offers to 12:00 midnight, New York City time on February 21, 2007, unless further extended or earlier terminated. As of February 12, 2007, the Purchasers had received tenders from 97.5% of the holders of the 2007 Notes and 96.9% of the holders of the 2008 Notes. As previously announced, the Purchasers received the requisite consents with respect to the related consent solicitations and entered into supplemental indentures to the indentures governing the 2007 Notes and the 2008 Notes.

Based on this expiration date, the price determination date will be on the second business day preceding the expiration date, February 16, 2007. The Purchasers will publicly announce the pricing information by issuing a news release prior to 9:00 a.m. New York City time, on the business day following the price determination date.

Bear, Stearns & Co. Inc. and Deutsche Bank Securities are acting as Dealer Managers and Solicitation Agents in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to the Global Liability Management Group at Bear, Stearns & Co. Inc. at (877) 696-2327 (toll free), the High Yield Capital Markets Group at Deutsche Bank Securities Inc. at (800) 553-2826 (toll free), or to D.F. King & Co. Inc., the Information Agent for the tender offers and consent solicitations, at (212) 269-5550 (collect) or (800) 628-8536 (toll free).

A more comprehensive description of the tender offers and consent solicitations can be found in the Purchasers' Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal dated December 20, 2006. Copies of these documents and other related documents can be obtained from the Information Agent.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities and no recommendation is made as to whether or not holders of the Notes should tender their securities pursuant to the tender offers. The tender offers are made only by the Offer to Purchase and Consent Solicitation Statement dated December 20, 2006.

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BMCA INFORMATION

Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc. With annual sales in 2005 approximating $2.0 billion, BMCA is North America's largest manufacturer of residential and commercial roofing products and specialty building products.


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FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.


























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